EXHIBIT 10.68
National Consumer Cooperative Bank

Seventh Amendment and Limited Waiver
Dated as of February 23, 2010
to
NOTE PURCHASE AND UNCOMMITTED MASTER SHELF AGREEMENT
Dated as of December 28, 2001

Seventh Amendment and Limited Waiver
This Seventh Amendment and Limited Waiver dated as of February 23, 2010 (this “Agreement” or this “Seventh Amendment”) to the Note Purchase and Uncommitted Master Shelf Agreement dated as of December 28, 2001, is between National Consumer Cooperative Bank (d/b/a/ NCB), a banking corporation chartered pursuant to the National Consumer Cooperative Bank Act, as amended, 12 U.S.C. §§3001-3051 (the “Company”), and each of the institutions which is a signatory to this Seventh Amendment (collectively, the “Noteholders”).
R e c i t a l s:
A. The Company and each of the Noteholders have heretofore entered into the Note Purchase and Uncommitted Master Shelf Agreement, dated as of December 28, 2001, as amended by a First Amendment, dated as of December 9, 2003, a Second Amendment, dated as of December 28, 2004, a Third Amendment, dated as of December 28, 2006, a Fourth Amendment dated as of December 31, 2007, a Fifth Amendment dated as of February 25, 2008, and a Sixth Amendment and Limited Waiver dated as of March 31, 2009 (as so amended and as in effect on the date hereof immediately prior to giving effect to this Agreement, the “Note Agreement”).
B. The Company has heretofore issued (i) $55,000,000 of its 5.62% Senior Notes due December 28, 2009 (as amended and as in effect on the date hereof immediately prior to giving effect to this Agreement, the “Existing 2009 Notes”), and (ii) $50,000,000 of its 5.60% Senior Notes due December 28, 2010 (as amended and as in effect on the date hereof immediately prior to giving effect to this Agreement, the “Existing 2010 Notes”; and together with the 2009 Notes, collectively, the “Existing Notes”).
C. The Company entered into that certain Credit Agreement dated as of May 1, 2006 (as amended and as in effect on the date hereof, the “Credit Agreement”), by and among the Company, SunTrust Bank, as administrative agent (“Bank Lender Agent”), and the other lenders party thereto.
D. The Company has informed the Noteholders that certain Defaults and Events of Default exist and continue, which are the subject of an Amended and Restated Noteholder Forbearance Agreement dated as of November 16, 2009, as extended pursuant to a First Amendment to Amended and Restated Noteholder Forbearance Agreement dated as of February 17, 2010 (such agreement herein referred to as the “Forbearance Agreement” and such Defaults and Events of Default as defined therein, as the “Specified Defaults”).
E. The Company has requested that the Noteholders waive each of the Specified Defaults and that the Noteholders amend certain provisions of the Note Agreement and the Existing Notes (defined below) on the terms and conditions contained herein.
F. The Company and the Noteholders now desire to amend the Note Agreement and the Existing Notes in the respects, but only in the respects, hereinafter set forth.

G. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement (as amended hereby) unless herein defined or the context shall otherwise require.
H. All requirements of law have been fully complied with and all other acts and things necessary to make this Agreement a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.
Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Agreement set forth in Section 4 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:
Section 1. Amendments to Existing Notes.
Section 1.01. Subject to the satisfaction of the conditions set forth in Section 4 and in reliance on the representations and warranties set forth in Section 7, each of the Existing Notes is hereby, without any further action required on the part of any other Person, deemed to be automatically amended to conform to and have the terms provided in (x) with respect to the Existing 2009 Notes, Exhibit A-1 attached hereto and (y) with respect to the Existing 2010 Notes, Exhibit A-2 attached hereto (except, in each case, that the principal amount, original issue date, registration number and the payee of each such Existing Note shall remain unchanged). From and after the Seventh Amendment Effective Date, each of such Existing Notes as so amended pursuant hereto shall constitute a “Note” for all purposes. Any Note issued on or after the Seventh Amendment Effective Date shall be in the applicable form of Exhibit A-1 or Exhibit A-2. For the avoidance of doubt, as set forth in and pursuant to the Forbearance Agreement, the Yield Maintenance Amount in respect of each of the Existing Notes was deemed by the Company and the holders of the Notes to be accrued and capitalized as of August 14, 2009, such that (a) the aggregate Yield Maintenance Amount of $6,841,615 was apportioned to the Existing Notes, (b) Yield Maintenance Amount of $1,703,721 was capitalized at such time and added to the principal amount of the Existing 2009 Notes and (c) Yield Maintenance Amount of $5,137,894 was capitalized at such time and added to the principal amount of the Existing 2010 Notes. The Company hereby acknowledges, confirms and agrees that as of February 22, 2010, the aggregate principal balance of the Existing 2009 Notes was $31,521,940.50, and the aggregate principal balance of the Existing 2010 Notes was $30,651,487.84.
Section 1.02. Within 10 days after the Seventh Amendment Effective Date, the Company will deliver to Noteholders’ special counsel, Bingham McCutchen LLP, at One State Street, Hartford, CT 06103, one or more Notes in the applicable form, in the denominations and of the series, as may be requested by any such holder, dated as of the original issue date thereof, and payable to such holder of Notes or as otherwise requested by such holder, against delivery by such holder of Notes of the Existing Notes held by it. Bingham McCutchen LLP will forward each of the Notes to the holders of Notes, and will forward the Existing Notes to the Company for cancellation. All amounts owing under, and evidenced by, any Existing Note as of the Seventh Amendment Effective Date shall continue to be outstanding under, and shall after any exchange referred to above be evidenced by, the Note or Notes issued in exchange therefor, and shall be repayable in accordance with this Agreement and such Note or Notes.

Section 2. Amendments to Note Agreement.
Section 2.01. Paragraph 4 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:
“4. PREPAYMENTS.
4A. Required Repayments.
(i) Required Amortization. Without duplication of any other payment required under this Agreement, the Company shall repay the Notes and the Bank Obligations, in each case in accordance with paragraph 4H, to the extent that the aggregate principal amount of the Notes and the Bank Obligations would otherwise exceed the amounts set forth in the table below as of the date set forth opposite thereto:

	Aggregate
	Amount of	Aggregate	Total Bank
Date of	Bank	Amount of	Obligations and
Determination	Obligations	Notes	Notes

February 28, 2010	$59,847,956.34	$38,152,043.66	$98,000,000

April 30, 2010	$41,527,153.38	$26,472,846.62	$68,000,000

June 30, 2010	$36,641,605.92	$23,358,394.08	$60,000,000

September 30, 2010	$18,320,802.96	$11,679,197.04	$30,000,000

December 15, 2010	$0	$0	$0
Each payment required under this paragraph 4A shall be paid on or before such date of determination to the Noteholders in respect of the Notes and to the Bank Lender Agent in respect of the Bank Obligations pursuant to paragraph 4H, and payments with respect to the Notes shall be made without regard to Series and shall be applied in the manner set forth in paragraph 4E.
Notwithstanding anything to the contrary in the Notes or herein, upon a failure by the Company to make any required payment due September 30, 2010, then the Company shall pay interest in respect of the Notes at the default rate provided for in the Notes for the period commencing upon such breach and continuing until such breach has been cured (or all Notes shall have been repaid in full), notwithstanding that such breach is subject to a 30-day grace period as provided in paragraph 7A(i).

(ii) Maturity. Subject to earlier prepayment pursuant to this Agreement, the entire unpaid principal balance of all of the Notes of all Series shall be due and payable on December 15, 2010.
4B. Optional Prepayment. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in amounts of at least $100,000), without regard to Series, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date. Any partial prepayment of Notes pursuant to this paragraph 4B shall be made without regard to Series and shall be applied in the manner set forth in paragraph 4E.
4C. Notice of Optional Prepayment. The Company shall give the holder of each Note to be prepaid pursuant to paragraph 4B irrevocable written notice of any optional prepayment (which, for the avoidance of doubt, shall not include any payment of Excess Cash required to be made hereunder) not less than 3 Business Days prior to the prepayment date, specifying such prepayment date, specifying the aggregate principal amount of all Notes to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date, shall become due and payable on such prepayment date. The Company shall endeavor, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.
4D. Prepayments in Connection with Specified Event Proceeds. The Company shall, within five (5) Business Days of the Company’s receipt of any Specified Event Proceeds (and in any event on the date of the repayment or prepayment of any Debt under and as defined in the Bank Loan Agreement with any Specified Event Proceeds), prepay the Notes in a principal amount equal to the Pro Rata Percentage of such Specified Event Proceeds, together with interest accrued on such principal amount to the date of such prepayment; provided, however, no such payment shall be required under this Section 4D unless the amount of Specified Event Proceeds is in excess of $500,000. Any partial prepayment of Notes pursuant to this paragraph 4D shall be applied without regard to Series and shall be applied in the manner set forth in paragraph 4E. For the avoidance of doubt, prepayments governed by this paragraph 4D shall be paid by the Company to the Noteholders in respect of the Notes and to the Bank Lender Agent in respect of the Bank Obligations.

4E. Application of Prepayments. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes pursuant to this Agreement, the amount to be prepaid shall be applied pro rata to all outstanding Notes irrespective of and without regard to Series according to the respective unpaid principal amounts thereof.
4F. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A, 4B, 4D or 4G or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as expressly provided in this paragraph 4.
4G. Excess Cash Prepayments. Without duplication of any other mandatory payment required under this Agreement, on each Excess Cash Payment Date listed in the table below, the Company shall pay one hundred percent (100%) of its Excess Cash measured as of the Excess Cash Determination Date listed opposite thereto (which shall be based on the balances of cash and Cash Equivalents as of the close of business on the Friday immediately preceding such Excess Cash Determination Date) to the Noteholders in respect of the Notes and to the Bank Lender Agent in respect of the Bank Obligations pursuant to paragraph 4H. Such payments received with respect to the Notes shall be applied in the manner set forth in paragraph 4E.

Excess Cash Determination Date	Excess Cash Payment Date

February 24, 2010	March 3, 2010
March 31, 2010	April 7, 2010
April 28, 2010	May 5, 2010
May 26, 2010	June 2, 2010
June 30, 2010	July 7, 2010
July 28, 2010	August 4, 2010
August 25, 2010	September 1, 2010
September 29, 2010	October 6, 2010
October 27, 2010	November 3, 2010
November 24, 2010	December 1, 2010

4H. Sharing Provisions under the Intercreditor and Collateral Agency Agreement. As of the Seventh Amendment Effective Date, a Trigger Event (as defined in the Intercreditor and Collateral Agency Agreement) has occurred and notice has been provided under Section 3(b) of the Intercreditor and Collateral Agency Agreement to implement the sharing provisions contained in Section 3 of the Intercreditor and Collateral Agency Agreement. Notwithstanding anything to the contrary contained in the Intercreditor and Collateral Agency Agreement or this Agreement, the holders of all of the Notes hereby agree that (a) except for the principal payment on the Notes in the amount of $3,552,767.33 paid on or about the Seventh Amendment Effective Date, all principal payments (whether voluntary or mandatory) made with respect to the Secured Obligations (as defined in the Intercreditor Agreement) shall be allocated to the Notes and the Bank Obligations in accordance with Section 3(b) and 7(a) of the Intercreditor and Collateral Agency Agreement until the Secured Obligations have been paid in full, notwithstanding that the events giving rise to the Trigger Event may have been cured, waived or no longer exist, (b) “Shared Payments” (as defined in the Intercreditor and Collateral Agency Agreement) shall not include (i) any payments of interest in respect of the Secured Obligations (as defined in the Intercreditor and Collateral Agency Agreement) or (ii) any fees in respect of the Financing Agreements (as defined in the Intercreditor and Collateral Agency Agreement), which may be paid directly in accordance with the respective Financing Agreements (as defined in the Intercreditor and Collateral Agency Agreement) and (c) with the agreement of the Bank Lender Agent, as evidenced by execution of a payment letter in the form of Exhibit B to this Agreement, the Company may make such payments as set forth in such payment letter to the extent that such payment is made in accordance with Sections 3(b) and 7(a) of the Intercreditor and Collateral Agency Agreement; provided that such agreement is expressly conditioned upon the continued agreement of such arrangement by the requisite holders of the Bank Obligations.”
Section 2.02. Paragraph 5H of the Note Agreement shall be and is hereby further amended by (i) deleting the “and” at the end of clause (xi) thereof and (ii) renumbering clause (xii) as clause “(xiv)” and by adding the following new clauses “(xii)” and “(xiii)” in their appropriate numerical order:
“(xii) Repayment Plan —
(a) On or before April 15, 2010, written information, in form and substance satisfactory to the Required Holders, describing (i) assets anticipated to be sold and other sources of cash to repay the Notes and the Bank Obligations, (ii) the anticipated timeline for the sale of such assets or receipt of such sources of cash, (iii) the anticipated proceeds from such asset sales and cash sources, and (iv) projected reductions in the principal amount of the Notes and the Bank Obligations resulting from the expected application of such anticipated proceeds from such asset sales and cash sources, together with any other information the Required Holders shall reasonably request in connection therewith, in each case demonstrating the Company’s ability to repay the Notes and the Banks Obligations as required pursuant to paragraph 4A (collectively, the “Repayment Plan”).

(b) On the first Business Day of each calendar month after the delivery of the Repayment Plan, a written update to any information contained in the Repayment Plan which shall have changed since the date of delivery of the Repayment Plan or an update thereto, including information regarding anticipated asset sale dates, sale terms, the progress of each asset sale, additional assets to be sold and additional actions to be taken to permanently repay the Notes and the Bank Obligations as required pursuant to paragraph 4A.
(c) The Company’s covenants and obligations under subsection (a) and (b) of this paragraph 5H(xii) shall cease and be deemed satisfied upon the delivery to the Required Holders of a duly executed commitment letter for a refinancing transaction to permanently repay all Notes and all Bank Obligations in full, and receipt of informal indications of any rating required with respect to such refinancing (which may be verbal); provided that the Company’s covenants and obligations under subsection (a) and (b) of this paragraph 5H(xii) shall be fully reinstated and binding if such commitment letter is subsequently terminated or the refinancing transaction contemplated thereby does not permanently repay all Notes and all Bank Obligations in full by June 30, 2010;
(xiii) Additional Reporting Covenants —
(a) By 4:00 p.m. (Eastern time) each Wednesday, a report of cash and Cash Equivalent balances as of close of business (Eastern time) on Friday of the previous week.
(b) By 4:00 p.m. (Eastern time) each Friday, a 13-week rolling cash flow forecast together with a detailed variance report with respect to the previous 13-week rolling cash flow forecast delivered, which shall be in the form previously agreed to by the Required Holders and the Company.
(c) On the day that is 30 days following the end of each calendar month, draft monthly financial statements including balance sheets, statements of income and statements of shareholders equity, and on the date that is 45 days following the end of each calendar month, final copies of such monthly financial statements;
(d) A calculation of the Company’s Loan to Value Ratio as of February 28, 2010, April 30, 2010, June 30, 2010 and September 30, 2010, in each case within 10 Business Days following such date; and”

Section 2.03. Paragraph 5 of the of the Note Agreement shall be and is hereby further amended by deleting existing paragraphs 5Q and 5R and adding new paragraphs 5Q, 5R, 5S and 5T in their appropriate alphabetical order to read as follows:
“5Q. Minimum Cash. The Company will maintain, at all times during the periods set forth below, cash and Cash Equivalents (exclusive of amounts included therein with respect to deposits in the Company’s clearing account and other accounts where the Company is acting as the custodian or in a fiduciary capacity for the cash and Cash Equivalents maintained in such accounts) at the Company equal to or greater than the amount set forth opposite thereto:

Minimum Cash and Cash
Period	Equivalents

Seventh Amendment Effective Date through and including June 30, 2010	$25,000,000

July 1, 2010 and all times thereafter	$20,000,000
5R. Minimum Loan to Value Ratio. For each of the following dates on which the Loan to Value Ratio is greater than the ratio set forth opposite such date, the Company shall pay a fee to each holder of Notes equal to 0.20% of the aggregate principal amount of the outstanding Notes held by each such holder, which fee shall be paid no later than 10 Business Days following such date of determination:

Applicable Date	Loan to Value Ratio

February 28, 2010	37%

April 30, 2010	30%

June 30, 2010	28%

September 30, 2010	28%
5S. Refinancing Transaction. The Company shall use commercially-reasonable efforts to pursue, negotiate and close on or before June 30, 2010 a refinancing transaction that will repay in full all outstanding Notes and Bank Obligations.

5T. Refinancing Hurdle Fee. If the Company shall not have repaid in full in cash all outstanding amounts in respect of all Notes pursuant to paragraph 4 hereof (including all principal amounts and all accrued interest) on or before June 30, 2010, then on June 30, 2010 the Company shall pay a fee to each holder of Notes equal to two percent (2.00%) of the aggregate principal amount of the then-outstanding Notes held by each such holder.”
Section 2.04. Paragraph 6 of the Note Agreement shall be and is hereby amended by adding new paragraphs 6W, 6X, 6Y, 6Z, 6AA, 6AB and 6AC in their appropriate alphabetical order to read as follows:
“6W. New Depository Accounts. The Company shall not open any new depository account, securities account or investment account unless such account shall be maintained at a bank holding Bank Obligations.
6X. Payment of Other Debt.
(a) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not make any principal payment to the holders of the Class A Notes until the Notes and the Bank Obligations have been repaid in full.
(b) The Company shall make no principal payments in respect of the Bank Obligations unless the Company concurrently makes a ratable payment with respect to the Notes in accordance with the terms of Sections 3(b) and 7(a) of the Intercreditor and Collateral Agency Agreement.
(c) The Company shall not, directly or indirectly, (i) make any payments to any Person not required by a valid and enforceable contract as in effect on the Seventh Amendment Effective Date or as permitted under the following clause (ii), nor (ii) enter into any contract requiring payments to be made by the Company except in the ordinary course of business or as part of the transactions contemplated by this Agreement, including, without limitation, in furtherance of a refinancing transaction contemplated hereunder or any transaction contemplated under the Repayment Plan.
6Y. Amendments to Bank Loan Agreement, etc. After the Seventh Amendment Effective Date, the Company shall not, without the written consent of the Required Holders, enter into any amendment of, or modification or supplement to, the Bank Loan Agreement, or any related agreements, or enter into any other agreements with the Bank Lenders with respect to the Bank Loan Agreement or any related agreements, that would have the direct or indirect effect of any of the following: shortening the date of maturity of any loan or note, increasing the stated principal amount of any loan or note or adding to such amounts, adding to or making more onerous the conditions for issuing letters of credit, accelerating the time or increasing the amount of payment of principal, interest or other amounts (other than as required herein), increasing the interest rate or effective interest rate on any Debt (whether by changing a contractual or default rate, changing a reference or base rate or by changing an interest rate spread above a reference rate), increasing the amount of or imposing additional fees or costs, or adding covenants or other restrictions or making more onerous existing covenants.

6Z. Meetings with Holders of Notes. The Company, NCBFC and their respective senior management and advisors shall make themselves available for such periodic meetings as the Required Holders may reasonably request, to take place at mutually convenient times, in person or by telephone with representatives of the Required Holders and their attorneys and advisors and any financial or other advisor or consultant to the Company and NCBFC, to discuss the Company’s and NCBFC’s business operations and such other matters as such representatives may reasonably request.
6AA. Contributions to the Thrift. The Company (i) shall not make any voluntary capital contribution to the Thrift (whether directly or through NCBFC) without the prior written consent of the Required Holders and (ii) shall, notwithstanding the limitation in paragraph 5M, be permitted to make a capital contribution expressly requested in writing by the Office of Thrift Supervision or other Governmental Authority to the Thrift (whether directly or through NCBFC) in an aggregate amount up to $10,000,000 without the prior written consent of the Required Holders so long as, before and after giving effect to such contribution, no Default or Event of Default shall have occurred or be continuing.
6AB. No Fees, etc. None of the Company, its Subsidiaries, NCBFC or their respective Subsidiaries or Affiliates has paid or will pay, directly or indirectly, any work fee, administrative agent’s fee or any other fee, charge, increased interest, premium or other consideration to, or has given or will give any additional security or collateral to, or has shortened or will shorten the maturity or average life of any Debt or permanently reduced any borrowing capacity in favor of or for the benefit of, any creditor of the Company, any creditor of any Affiliate or any agent acting for or on behalf of any such creditors with respect to the Bank Loan Agreement in connection with or as an inducement to enter into the Bank Loan Agreement or any amendment of or forbearance or waiver with respect thereto or similar agreement, other than (a) the fees and payments described in the amendment to the Bank Loan Agreement dated as of the Seventh Amendment Effective Date and (b) as permitted by the Seventh Amendment, in each case payable under the terms of, and as disclosed in, such amendment to the Bank Loan Agreement, a copy of which shall have been previously delivered to the holders of the Notes or their counsel.

6AC. Most Favored Lender. On the Seventh Amendment Effective Date, each negative and affirmative covenant (together with any defined terms and schedules related thereto) imposed under, or in connection with, the Bank Loan Agreement is hereby incorporated into this Agreement and shall apply as if fully set forth herein. If, after the Seventh Amendment Effective Date, any holder of Bank Obligations or other holder of Debt of the Company or any Subsidiary (a) imposes any additional negative or affirmative covenant or event of default (including by amendment of an existing negative or affirmative covenant or event of default, by waiver or consent or otherwise) that is more restrictive on the Company or any Subsidiary (or more favorable to such holder of Bank Obligations or other holder of Debt) than the covenants or events of default contained in this Agreement, (b) increases the amount of any fees, interest and/or other economic consideration to any holder of Bank Obligations or other holder of Debt, or (c) adds additional fees, interest and/or other economic consideration to any holder of Bank Obligations or other holder of Debt, then the Company shall promptly notify holders of the Notes and (irrespective of such notification) this Agreement shall be deemed to be amended automatically to incorporate such additional, more restrictive or more favorable covenant, event of default or other provision (together with any defined terms and schedules related thereto) as of such date. Notwithstanding the foregoing, (y) the subsequent amendment, modification, release or termination of any such covenant, event of default or other provision in such other document or agreement shall not operate to amend, modify, release or terminate such covenant, event of default, additional fees, interest or other economic consideration or other provision as incorporated into this Agreement pursuant hereto without the consent of the Required Holders and (z) no provision shall be incorporated by reference herein to the extent that it would be more favorable to the Company, or less favorable to the holders of the Notes, than any provision of this Agreement that would be operative absent such incorporation.”
Section 2.05. Paragraph 6 of the Note Agreement shall be and is hereby amended by deleting paragraphs 5D (Maintenance of Consolidated Adjusted Net Worth and Consolidated Effective Net Worth), 5L (Required Investments), 6E (Limitations on Debt), 6H (Consolidated Earnings Available for Fixed Charges), 6Q (Asset Quality), 6R (Return on Average Assets), and 6V (Cash and Cash Equivalent Requirement) in their entirety and inserting the phrase “[intentionally omitted]” in lieu thereof.
Section 2.06. Paragraph 6 of the Note Agreement shall be and is hereby amended by adding the following as new paragraphs 6AD and 6AE in their appropriate alphabetical order to read as follows:
“6AD. Restricted Payments. The Company shall not, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment except for Patronage Dividends and other dividends, in each case payable by the Company solely in common stock of the Company.
6AE. Investments. The Company and the Guarantor shall not make any of the Restricted Investments permitted to be made pursuant to clauses (p) and (q) of the definition of Restricted Investments.

Section 2.07. Paragraph 7A(i) of the Note Agreement shall be and is hereby amended in its entirety to read as follows:
“(i) Principal or Yield-Maintenance Amount Payments - the Company fails to make any payment of principal or Yield-Maintenance Amount on any Note on or before the date such payment is due, and, solely with respect to any mandatory prepayment of principal that may be due on September 30, 2010 pursuant to paragraph 4A, such failure shall continue for a period of 30 days following the due date thereof;”
Section 2.08. Paragraph 10B of the Note Agreement shall be and is hereby amended by inserting the following new defined terms in proper alphabetical order:
““Bank Obligations” shall mean the obligations in favor of the Bank Lenders pursuant to the Bank Loan Agreement.”
““Excess Cash” shall mean, at any time of determination, cash and Cash Equivalents of the Company as of such date of determination as reflected in the Company’s financial records (exclusive of amounts included therein with respect to deposits in the Company’s clearing account and other accounts where the Company is acting as the custodian or in a fiduciary capacity for the cash and Cash Equivalents maintained in such accounts) in excess of (i) $50,000,000 at any time on or before June 30, 2010 or (ii) $45,000,000 at any time on or after July 1, 2010.”
““Excess Cash Payment Date” shall have the meaning provided in paragraph 4G.”
““Excess Cash Determination Date” shall have the meaning provided in paragraph 4G.”
““Loan to Value Ratio” shall mean, as of any date of determination, the ratio of (i) the sum of, measured as of such date of determination, (a) the aggregate amount of Obligations plus (b) the aggregate amount of Revolving Credit Exposure (as defined in and with respect to the Bank Loan Agreement) to (ii) the sum of, measured as of such date of determination, (a) the aggregate unpaid principal amount of all Performing Loans plus (b) the Company’s unrestricted cash and Cash Equivalents (exclusive of amounts included therein with respect to deposits in the Company’s clearing account and other accounts where the Company is acting as the custodian or in a fiduciary capacity for the cash and Cash Equivalents maintained in such accounts).”
““Performing Loans” shall mean each outstanding loan, lease financing receivable and letters of credit (including participations in loans, lease financing receivables and letters of credit) held, or issued with respect to letters of credit, by the Company which is not a Nonperforming Loan and is not “risk rated” worse than 6 in accordance with the Company’s internal policies and procedures in existence on the Seventh Amendment Effective Date, consistently applied.”
““Seventh Amendment” shall mean that certain Seventh Amendment and Limited Waiver to the Note Purchase and Uncommitted Master Shelf Agreement and Amendment to Notes, dated as of February 23, 2010, by and among the Company and the Noteholders party thereto.”

““Seventh Amendment Effective Date” shall mean the date that the Seventh Amendment becomes effective in accordance with the terms thereof.”
Section 2.09. Paragraph 10B of the Note Agreement shall be and is hereby amended by deleting each of the following existing defined terms and, in each case, inserting the following replacement defined terms in their respective places:
““Pro Rata Percentage” means, in respect of any Specified Event Proceeds, the amount expressed as a percentage equal to (a) the aggregate principal amount of Notes outstanding (other than any Notes held by the Company or any Affiliate of the Company) divided by (b) the sum of (i) such principal amount of Notes then outstanding plus (ii) the sum of (A) the aggregate outstanding principal amount of all Bank Lenders’ Revolving Loans and (B) the aggregate amount of L/C Exposures, in each case, as of the date such Specified Event Proceeds are received by the Company. Any amount allocated to the L/C Exposure shall be held by the Collateral Agent (or the Bank Lender Agent if the Collateral Agent is not then in place) in a cash collateral account for the benefit of the Bank Lenders and the holders of the Notes. Amounts held in the cash collateral account may be used to pay any L/C Disbursement but solely to the amount which would have been paid if the amount of such L/C Disbursement was outstanding on the date the applicable Specified Event Proceeds was received by the Company. In the event that any amount of L/C Exposure is terminated or cancelled an amount held in the cash collateral account shall be paid to the holders of the Notes and the Bank Lenders assuming that such amount of L/C Exposure cancelled or terminated was not included in the calculation of Pro Rata Percentage on the such Specified Event Proceeds were received by the Company. For purposes of this definition, capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Bank Loan Agreement as in effect as of the Seventh Amendment Effective Date.”
““Repayment Plan” shall have the meaning set forth in clause (xii) of paragraph 5H.”
““Specified Event Proceeds” means, (a) Net Cash Sale Proceeds from Asset Sales (other than sales or other disposition for fair market value of obsolete or worn out equipment or other assets not necessary for operations disposed of in the ordinary course of business in an aggregate amount not to exceed $50,000 after the Seventh Amendment Effective Date) to the extent that the Company has Excess Cash (for purposes of determining the amount of Excess Cash for purposes of this clause (a), Excess Cash shall be determined as of the close of business on the Friday immediately prior to receipt of such Net Cash Sale Proceeds, and adjusted (x) to give pro forma effect to the receipt of such Net Cash Sale Proceeds and (y) to give effect to the payment of Excess Cash included in such measurement and paid prior to the date of receipt of such Net Cash Sale Proceeds); (b) the Net Cash Equity Issuance Proceeds of the Company or any Subsidiary (other than Net

Cash Equity Issuance Proceeds (i) that are subject to mandatory repayment pursuant to any requirements governing the Class A Notes or (ii) that NCBFC or the Thrift, as applicable, receives pursuant to its participation in the Capital Purchase Program); (c) the Net Cash Debt Issuance Proceeds of the Company or any Subsidiary (other than Net Cash Debt Issuance Proceeds that are subject to mandatory repayment pursuant to any requirements governing the Class A Notes); or (d) the cash proceeds in excess of $10,000,000 in the aggregate in any fiscal year received from Casualty Events by the Company or any of its Subsidiaries which have not been reinvested by the Company or such Subsidiary, as applicable, within 365 days of receipt of such proceeds in the repair or replacement of the property so damaged, destroyed or taken (unless an Event of Default has occurred and is continuing, all such proceeds shall, unless the Required Holders consent otherwise, be Specified Event Proceeds). For purposes of this definition, capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Bank Loan Agreement as in effect as of the Seventh Amendment Effective Date.”
Section 2.10. Paragraph 10B of the Note Agreement shall be and is hereby further amended by deleting clause (d) of the defined term “Permitted Proceeds Application” and inserting the following replacement clause (d) in its place:
“(d) the repayment of Debt in accordance with the terms hereof.”
Section 2.11. Paragraph 10B of the Note Agreement shall be and is hereby further amended by deleting the defined term “Liquidity Amount”.
Section 3. Limited Waiver.
At the request of the Company, but subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Noteholders hereby waive any Events of Default arising or existing solely as the result of the Specified Defaults. The Company acknowledges and agrees that the limited waiver contained in the foregoing sentence shall not be deemed to be or constitute a consent to any future action or inaction on the part of the Company, shall not waive or amend (or be deemed to be or constitute a waiver of or amendment to) any other covenant, term or provision in the Note Agreement or any of the other Transaction Documents, and shall not hinder, restrict or otherwise modify the rights and remedies of the Noteholders following the occurrence of any other Default or Event of Default under the Note Agreement or any other Transaction Document.
Section 4. Conditions to Effectiveness of This Seventh Amendment.
This Seventh Amendment (and the amendments and limited waiver contained herein) shall become effective as of the date (the “Seventh Amendment Effective Date”) when each and every one of the following conditions shall have been satisfied:
(a) executed counterparts of this Seventh Amendment, duly executed by the Company and all holders of the Notes, shall have been delivered to the Noteholders;

(b) the representations and warranties of the Company set forth in Section 7 hereof are true and correct on and with respect to the date hereof;
(c) the Noteholders shall have received evidence of the effectiveness (including fully executed copies) of an amendment and waiver duly executed by the Majority Banks (as defined in the Credit Agreement as in effect on the Seventh Amendment Effective Date) pursuant to which the parties thereto amend the applicable terms and provisions of the Credit Agreement consistent with the amendments herein to the extent applicable to the Credit Agreement and waive any default and/or event of default arising under the Credit Agreement;
(d) the Noteholders shall have received evidence, in form and substance satisfactory to them, that as of the date hereof, the aggregate principal amount of the Notes and the obligations of the Company in respect of the Credit Agreement are equal to $98,000,000;
(e) the Noteholders shall have received a principal payment of $3,552,767.33 plus interest accrued on such principal amount, on the Seventh Amendment Effective Date, such payment not subject to the sharing provisions of the Intercreditor and Collateral Agency Agreement as agreed by the Banks, the Company and the holders of the Notes;
(f) the Company shall have paid all reasonable and documented fees, costs and expenses incurred in connection with this Agreement and any other Transaction Documents that have been invoiced and are required to be paid hereunder or under the Note Agreement (including, without limitation, legal fees and expenses) or an engagement letter and that have been presented to the Company prior to the Effective Date; and
(g) the Noteholders shall have received such additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by the Noteholders.
Section 5. Reserved.
Section 6. Release by the Company and NCBFC.
Effective on the Seventh Amendment Effective Date, each of the Company and NCBFC hereby waives, releases, remises and forever discharges each holder of Notes and each of their respective Affiliates, and each of the officers, directors, employees, and professionals of each such Person and their respective Affiliates (collectively, the “Releasees”), from any and all claims, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which the Company or NCBFC ever had from the beginning of the world, now has or might hereafter have against any such Releasee which relates, directly or indirectly to the Note Agreement, any other Transaction Document, or to any acts or omissions of any such Releasee relating to the Note Agreement or any other Transaction Document, except for the duties and obligations expressly set forth in this Agreement or with respect to any act or omission that is taken or occurs after the Seventh Amendment Effective Date.

Section 7. Representations and Warranties of the Company.
Section 7.01. To induce the Noteholders to execute and deliver this Seventh Amendment (which representations shall survive the execution and delivery of this Seventh Amendment), the Company represents and warrants to the Noteholders that:
(a) the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and the Company has the corporate power and authority to execute and deliver this Seventh Amendment and to perform the provisions hereof and the provisions of the Note Agreement, as amended by this Seventh Amendment;
(b) this Seventh Amendment has been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(c) the Note Agreement, as amended by this Seventh Amendment, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(d) the execution, delivery and performance by the Company of this Seventh Amendment, and compliance by the Company with the terms and provisions of the Note Agreement, as amended by this Seventh Amendment: (i) will not contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, to which the Company or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will not violate any provision of the charter documents of the Company;

(e) no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution or delivery by the Company of this Seventh Amendment or performance by the Company of the Note Agreement, as amended by this Seventh Amendment;
(f) no Default or Event of Default shall exist immediately after giving effect to this Seventh Amendment;
(g) all the representations and warranties contained in Paragraph 8 of the Note Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof (except to the extent that such representations and warranties relate expressly to an earlier date, in which case such representations and warranties were true and correct as of such earlier date); and
(h) no Financial Institution Subsidiary has violated any applicable regulatory restrictions on dividends, it being acknowledged by the parties that restrictions on the payment of dividends imposed solely pursuant to the Capital Purchase Program shall not be deemed to be a violation of this representation.
Section 8 Miscellaneous.
Section 8.01. No Further Amendments; Ratification of Liability. Except as expressly amended hereby, the Note Agreement and each of the other Transaction Documents shall remain in full force and effect in accordance with their respective terms. The Company hereby ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the Note Agreement and the other Transaction Documents, all as amended by this Seventh Amendment. The Banks’ agreement to the terms of this Seventh Amendment or any other amendment of the Note Agreement or any other Transaction Document shall not be deemed to establish or create a custom or course of dealing among the Company or the Banks, or any of them. This Seventh Amendment shall be deemed to be a “Transaction Document” for all purposes under the Note Agreement.
Section 8.02. No Waiver; References to the Note Agreement. Except as expressly provided herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Note Agreement or any of the other Transaction Documents. The Noteholders expressly reserve all rights, privileges and remedies under the Transaction Documents. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Each reference to the Note Agreement in any of the Transaction Documents (including the Note Agreement) shall be deemed to be a reference to the Note Agreement, as amended by this Seventh Amendment.
Section 8.03. Benefits. This Seventh Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Seventh Amendment is solely for the benefit of the Company and the holders of the Notes and no term or provision hereof shall be deemed to confer any benefit or rights on any other Person.

Section 8.04. Expenses. The Company agrees to reimburse the holders of the Notes on demand for all reasonable costs and expenses (including, without limitation, attorneys’ fees) incurred by such parties in negotiating, documenting and consummating this Seventh Amendment, the Security Documents, the other documents referred to herein, and the transactions contemplated hereby and thereby.
Section 8.05. Severability. In case any provision of or obligation under this Seventh Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 8.06. Headings. Headings and captions used in this Seventh Amendment are included for convenience of reference only and shall not be given any substantive effect.
Section 8.07. GOVERNING LAW. THIS SEVENTH AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
Section 8.08. WAIVER OF JURY TRIAL. THE COMPANY AND THE NOTEHOLDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SEVENTH AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
Section 8.09. Further Assurances. The Company and NCBFC will cooperate with the holders of the Notes and execute such further instruments and documents as the holders of the Notes shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement.
Section 8.10. Counterparts; Integration. This Seventh Amendment may be executed and delivered via electronic transmission (facsimile, e-mail, etc.) with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Seventh Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

NATIONAL CONSUMER COOPERATIVE BANK
By:
Name:
Title:

NCB FINANCIAL CORPORATION
By:
Name:
Title:

Accepted and Agreed to:

2009 NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:

Name:
Title: Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By:	Prudential Investment Management, Inc.,
as investment manager

By:

Name:
Title: Vice President

FARMERS NEW WORLD LIFE INSURANCE COMPANY
By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)
	By:	Prudential Private Placement Investors,
Inc. (as its General Partner)

By:

Name:
Title: Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.
By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)
	By:	Prudential Private Placement Investors,
Inc. (as its General Partner)

By:

Name:
Title: Vice President

2010 NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:

Name:
Title: Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By:	Prudential Investment Management, Inc.,
as investment manager

By:

Name:
Title: Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY
By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)
	By:	Prudential Private Placement Investors,
Inc. (as its General Partner)

By:

Name:
Title: Vice President

MTL INSURANCE COMPANY
By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)
	By:	Prudential Private Placement Investors,
Inc. (as its General Partner)

By:

Name:
Title: Vice President

TIME INSURANCE COMPANY
By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)
	By:	Prudential Private Placement Investors,
Inc. (as its General Partner)

By:

Name:
Title: Vice President

AMERICAN BANKERS INSURANCE COMPANY OF FLORIDA, INC.
By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)
	By:	Prudential Private Placement Investors,
Inc. (as its General Partner)

By:

Name:
Title: Vice President

Exhibit A-1
NATIONAL CONSUMER COOPERATIVE BANK
SHELF NOTE

No. R-[_____]
ORIGINAL PRINCIPAL AMOUNT:	$[ ]
ORIGINAL ISSUE DATE:	December 28, 2006
INTEREST RATE:	Applicable Rate (as defined herein below)
INTEREST PAYMENT DATES:	Monthly on the first Business Day of each month
FINAL MATURITY DATE:	December 15, 2010
PRINCIPAL INSTALLMENT DATES AND AMOUNTS:	Payable in full on scheduled Final Maturity Date and as otherwise set forth in the Note Agreement.
SECURITY NUMBER:	63556*BV7
FOR VALUE RECEIVED, NATIONAL CONSUMER COOPERATIVE BANK (the “Company”), a corporation organized and existing under the laws of the United States, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS on December 15, 2010, with interest (computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on and after any Event of Default, on all amounts owing hereunder, including all principal and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) three percent (3%) in excess of the interest rate in effect pursuant to the preceding clause (a) or (ii) the rate of interest publicly announced by Bank of New York from time to time in New York City as its Prime or Base Rate.
For purposes of this Note, “Applicable Rate” means, at any time, 13.5% per annum.
Payments of principal of, and interest on, this Note are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.
This Note is one of a series of Notes (herein called the “Notes”) issued pursuant to a Note Purchase and Uncommitted Master Shelf Agreement (as amended and as the same may from time to time be amended, restated, modified or supplemented, the “Agreement”), originally dated as of December 28, 2001, between the Company, The Prudential Insurance Company of America, and such other Purchasers as may become parties thereto from time to time, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to certain required prepayments and the Company is permitted to make optional prepayments, in whole or from time to time in part on the terms specified in the Agreement.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State.

NATIONAL CONSUMER COOPERATIVE BANK
By:
Name:
Title:

By:
Name:
Title:

Exhibit A-2
NATIONAL CONSUMER COOPERATIVE BANK
SHELF NOTE

No. R-[_____]
ORIGINAL PRINCIPAL AMOUNT:	$[ ]
ORIGINAL ISSUE DATE:	December 28, 2005
INTEREST RATE:	Applicable Rate (as defined herein below)
INTEREST PAYMENT DATES:	Monthly on the first Business Day of each month
FINAL MATURITY DATE:	December 15, 2010
PRINCIPAL INSTALLMENT DATES AND AMOUNTS:	Payable in full on scheduled Final Maturity Date and as otherwise set forth in the Note Agreement.
SECURITY NUMBER:	63556*BV7
FOR VALUE RECEIVED, NATIONAL CONSUMER COOPERATIVE BANK (the “Company”), a corporation organized and existing under the laws of the United States, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS on December 15, 2010, with interest (computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on and after any Event of Default, on all amounts owing hereunder, including all principal and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) three percent (3%) in excess of the interest rate in effect pursuant to the preceding clause (a) or (ii) the rate of interest publicly announced by Bank of New York from time to time in New York City as its Prime or Base Rate.
For purposes of this Note, “Applicable Rate” means, at any time, 13.5% per annum.
Payments of principal of, and interest on, this Note are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.
This Note is one of a series of Notes (herein called the “Notes”) issued pursuant to a Note Purchase and Uncommitted Master Shelf Agreement (as amended and as the same may from time to time be amended, restated, modified or supplemented, the “Agreement”), originally dated as of December 28, 2001, between the Company, The Prudential Insurance Company of America, and such other Purchasers as may become parties thereto from time to time, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to certain required prepayments and the Company is permitted to make optional prepayments, in whole or from time to time in part on the terms specified in the Agreement.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State.

NATIONAL CONSUMER COOPERATIVE BANK
By:
Name:
Title:

By:
Name:
Title:

Exhibit B

Exhibit B

TO:
ADMINISTRATIVE AGENT (as defined below)
c/o SunTrust Banks, Inc.
Mail Code NA-TN-1982
401 Commerce Street
Suite 2500
Nashville, TN 37219
Attn: Samuel M. Ballesteros
Senior Vice President

NOTEHOLDERS (as defined below)
c/o The Prudential Insurance Company
Three Gateway Center
7th Floor
Newark, NJ 07102-4069
United States of America
Attn: Paul Procyk

Re:	Prepayment of $
Ladies and Gentlemen:
Reference is hereby made to that certain (a) Credit Agreement, dated as of May 1, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among National Consumer Cooperative Bank, D/B/A National Cooperative Bank (“Borrower”), the lenders party thereto from time to time (collectively, the “Banks”), the other agents party thereto and SunTrust Bank (“SunTrust”), as administrative agent (in such capacity, “Administrative Agent”), (b) Note Purchase and Uncommitted Master Shelf Agreement, dated as of December 28, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”), by and among the Borrower and each of the institutional investors signatory thereto (the “Noteholders”), and (c) Intercreditor and Collateral Agency Agreement, dated as of April 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among SunTrust, in its capacity as collateral agent, SunTrust, in its capacity as Administrative Agent, and the Noteholders. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Credit Agreement or the Note Agreement, as applicable.

Borrower has offered payment of $_____ as a prepayment of principal, plus accrued and unpaid interest thereon through the date hereof in an amount of $_____, (collectively, the “Payment”). The Payment shall be allocated as follows:
(i) to the Banks in the amount of $_____ in respect of principal plus $_____ in respect of accrued interest thereon;
(ii) to the 2009 Noteholders (as defined in the Intercreditor Agreement) in the amount of $_____ in respect of principal plus $_____ in respect of accrued interest thereon; and
(iii) to the 2010 Noteholders (as defined in the Intercreditor Agreement) in the amount of $_____ in respect of principal plus $_____ in respect of accrued interest thereon.
By acceptance of the payment described herein, the Administrative Agent and the Noteholders agree that, notwithstanding anything to the contrary contained in the Intercreditor Agreement, the allocation of the Payments shall not constitute “Shared Payments” (as defined in the Intercreditor Agreement).
This payment letter shall be effective as of the date set forth above only upon the execution and delivery hereof by the Borrower. Borrower hereby acknowledges, confirms and agrees that Borrower shall pay to Administrative Agent and the Noteholders all reasonable and documented costs, fees, expenses and charges of every kind in connection with the preparation, negotiation, execution and delivery of this payment letter and any document and instrument relating hereto.
This payment letter shall be determined under, governed by and construed in accordance with the laws of the State of New York, excluding choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Borrower has executed this payment letter as of the date first above written.

NATIONAL CONSUMER COOPERATIVE BANK, as Borrower
By:
Name:
Title:

Consented to pursuant to Paragraph 4H of the Note Agreement and Section 10.19 of the Credit Agreement: SUNTRUST BANK, as Collateral Agent
By:
Name:
Title: